[MGI PHARMA LOGO]

                                                                    EXHIBIT 99.1
                                                                    ------------
NEWS RELEASE

FOR IMMEDIATE RELEASE                     CONTACT:
March 1, 2001                                Maggie P. Knack
                                             Director, Investor Relations
                                             (952) 346-4771
                                             IR@mgipharma.com
                                             ----------------


                  MGI PHARMA SECURES EQUITY FINANCING FACILITY

MINNEAPOLIS, March 1, 2001 -- MGI PHARMA, INC., (Nasdaq: MOGN) today announced that it has entered into a Flexible Underwritten Equity faciLity (FUEL(TM)) arrangement with Ramius Securities, LLC. Under this facility, Ramius Securities will place, at MGI PHARMA's election from time to time, an aggregate of up to $100 million of MGI PHARMA common stock over a two-year period. Sales under the facility are expected to be made using shares from MGI PHARMA's shelf registration statement on Form S-3, previously filed with the Securities and Exchange Commission. MGI PHARMA intends to use net proceeds from any sale of common stock to fund research and development, product commercialization, potential product acquisitions, product development opportunities, working capital and other general corporate purposes.

"We intend to selectively use this facility to raise capital in an opportunistic manner," said Bill Brown, MGI's chief financial officer. "We believe that Ramius' FUEL facility will be one of several important sources of capital for funding our growing oncology product portfolio."

Under the FUEL facility, MGI PHARMA selects the starting date of any selling period and the dollar amount of shares to be sold in that period, subject to a limitation based on the daily trading volumes of MGI PHARMA common stock. Ramius Securities will sell the MGI PHARMA common stock at market prices prevailing at the time of sale, but not below a minimum sales price to be set by MGI PHARMA for each ten-day selling period. MGI PHARMA will pay Ramius Securities an underwriting commission of approximately four percent on the market value of shares sold. In addition, MGI PHARMA has granted Ramius Securities a purchase option, exercisable at any time before February 28, 2003 to purchase up to 100,000 shares of MGI PHARMA common stock at prices ranging from $16.95 to $24.72 per share. This facility does not preclude MGI from issuing shares in other financing transactions and it may be canceled by MGI PHARMA at any time. Ramius Securities and its affiliates are prohibited by the terms of the facility from engaging in any short-selling activities with respect to MGI PHARMA common stock.

MGI PHARMA, INC.
Equity Financing Facility
Page 2

About MGI PHARMA

MGI PHARMA, INC., is an oncology-focused pharmaceutical company that acquires, develops and commercializes differentiated products that meet patient needs. MGI PHARMA focuses its sales efforts solely in the United States and collaborates with other pharmaceutical or biotechnology companies for its products in international markets. For more information about MGI PHARMA, please visit the Company's web site at www.mgipharma.com.
                                       -----------------


About Ramius Securities

Ramius Securities is a registered broker/dealer wholly owned by Ramius Capital Group, LLC. Ramius Capital Group is a New York-based investment management and merchant banking firm. The principals of Ramius Capital Group include Peter Cohen who was chairman and chief executive officer of Shearson Lehman Brothers, Morgan Stark who was president and chief executive officer of Chemical Securities, Thomas Strauss who was president of Salomon Brothers, and Jeffrey Solomon who is head of structured finance at Ramius Capital.


     This news release does not constitute an offer to sell or the solicitation of an offer to buy; and there will not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This news release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the company's actual results to differ materially from the results discussed in these statements. Factors that might affect MGI PHARMA's results include, but are not limited to continued effectiveness of the registration statement with the Securities and Exchange Commission, volatility of stock market pricing in general and of MGI PHARMA's stock price in particular, and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. MGI PHARMA does not intend to update any of the forward-looking statements after the date of this news release to conform them to actual results.

                                     # # #